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                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)


                                                                      Three Months Ended
                                                                           March 31
                                                                 2000                     1999
                                                            -------------------------------------

FIXED CHARGES
     Interest expense                                       $      40,305               $  30,303
     Portion of rentals deemed interest                               218                     207
                                                            -------------------------------------

TOTAL FIXED CHARGES                                         $      40,523                $ 30,510
                                                            -------------------------------------

EARNINGS
     Income before taxes                                    $      13,097               $  12,545
     Fixed charges                                                 40,523                  30,510
                                                            -------------------------------------


EARNINGS AS DEFINED                                         $      53,620                $ 43,055
                                                            -------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                  1.32x                   1.41x

The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR. See Exhibit 12.2.


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